                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                    between

                        COMMUNICATIONS INSTRUMENTS, INC.
                                   ("Buyer")

                                      and

                              GENICOM CORPORATION
                                   ("Seller")


                               November 30, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                                              Page
                                                                                              ----
ARTICLE 1  SALE AND PURCHASE OF ASSETS........................................................   1
     Section 1.1.    Agreement to Sell Assets.................................................   1
     Section 1.2.    Excluded Assets..........................................................   3
     Section 1.3.    Total Consideration......................................................   4
     Section 1.4.    Purchase Price; Estimated Purchase Price; Purchase Price Adjustment......   4
     Section 1.5.    Assumption of Certain Liabilities; Other Liabilities Not Assumed.........   5
     Section 1.6.    Allowance for Obsolete and Excess Inventory..............................   6
     Section 1.7.    Allocation of Consideration..............................................   6
     Section 1.8.    Nonassignable Contracts..................................................   6

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF SELLER...........................................   7
     Section 2.1.    Organization and Standing of Seller......................................   7
     Section 2.2.    Financial Statements.....................................................   7
     Section 2.3.    Absence of Undisclosed Liabilities.......................................   7
     Section 2.4.    Taxes....................................................................   8
     Section 2.5.    Absence of Certain Changes or Events.....................................   8
     Section 2.6.    Employee Relations.......................................................   9
     Section 2.7.    Employee Plans...........................................................   9
     Section 2.8.    Owned and Leased Personal Property.......................................  10
     Section 2.9.    Litigation...............................................................  11
     Section 2.10.   No Conflict with Other Instruments or Proceedings........................  11
     Section 2.11.   Authorization and Enforceability.........................................  11
     Section 2.12.   Ownership of Assets......................................................  11
     Section 2.13.   Material Contracts.......................................................  12
     Section 2.14.   Intellectual Property....................................................  12
     Section 2.15.   Environmental Matters....................................................  13
     Section 2.16.   Insurance................................................................  15
     Section 2.17.   Brokers' Fees............................................................  15
     Section 2.18.   Customers and Suppliers..................................................  15
     Section 2.19.   Product Liabilities and Warranties.......................................  15
     Section 2.20.   Permits and Licenses.....................................................  16
     Section 2.21.   Compliance with Law and Other Regulations................................  16
     Section 2.22.   Accuracy of Statements...................................................  16

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF BUYER............................................  16
     Section 3.1.    Organization and Standing of Buyer.......................................  16
     Section 3.2.    Authorization and Enforceability.........................................  16
     Section 3.3.    Brokers' Fees............................................................  17


     Section 3.4.    No Conflict with Other Instruments or Proceedings.......................   17
     Section 3.5.    Accuracy of Statements..................................................   17

ARTICLE 4  CLOSING...........................................................................   17
     Section 4.1.    Closing.................................................................   17
     Section 4.2.    Obligations of Seller...................................................   17
     Section 4.3.    Obligations of Buyer....................................................   18
     Section 4.4.    Further Documents or Necessary Action...................................   18

ARTICLE 5  COVENANTS.........................................................................   18
     Section 5.1.    Conduct of Business Pending the Closing.................................   18
     Section 5.2.    Access and Confidentiality..............................................   19
     Section 5.3.    Investigation by Buyer..................................................   20
     Section 5.4.    Notice of Breach or Failure of Condition................................   21
     Section 5.5.    Use of Names and Logos; Product Identification..........................   21
     Section 5.6.    Reasonable Commercial Efforts...........................................   21
     Section 5.7.    Employees...............................................................   21
     Section 5.8.    Brokers' Fees...........................................................   25
     Section 5.9.    Delivery of Property Received After Closing.............................   26
     Section 5.10.   Transfer Taxes..........................................................   26
     Section 5.11.   Competition.............................................................   26
     Section 5.12.   Tangible Personal Property Taxes........................................   26
     Section 5.13.   Preservation of Records; Cooperation....................................   27
     Section 5.14.   Post-Closing Consents...................................................   27
     Section 5.15.   Use of Source Control Documents.........................................   27
     Section 5.16.   Purchase of Permit Equipment............................................   28
     Section 5.17.   Termination of Liens....................................................   28

ARTICLE 6  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER......................................   28
     Section 6.1.    Representations, Warranties and Covenants True at Closing;
                     Investigation...........................................................   28
     Section 6.2.    Performance.............................................................   28
     Section 6.3.    Seller's Certificate....................................................   28
     Section 6.4.    No Adverse Changes......................................................   29
     Section 6.5.    Litigation..............................................................   29
     Section 6.6.    Opinion of Counsel for Seller...........................................   29
     Section 6.7.    Necessary Consents; Notices.............................................   29
     Section 6.8.    License and Transition Service Agreement................................   29
     Section 6.9.    Proceedings Satisfactory................................................   29
     Section 6.10.   Labor Agreement.........................................................   29

ARTICLE 7  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.....................................   29
     Section 7.1.    Representations, Warranties and Covenants True at Closing...............   30
     Section 7.2.    Performance.............................................................   30


     Section 7.3.    Certificate of Buyer...................................................   30
     Section 7.4.    Litigation.............................................................   30
     Section 7.5.    Necessary Consents; Notices............................................   30
     Section 7.6.    License and Transition Service Agreement...............................   30
     Section 7.7.    Proceedings Satisfactory...............................................   30

ARTICLE 8  INDEMNIFICATION..................................................................   31
     Section 8.1.    Indemnification by Seller..............................................   31
     Section 8.2.    Indemnification by Buyer...............................................   31
     Section 8.3.    Environmental Liabilities..............................................   32
     Section 8.4.    Limitations on Indemnification.........................................   32
     Section 8.5.    Third Party Claims.....................................................   33
     Section 8.6.    Claims by Indemnified Party............................................   34

ARTICLE 9  TERMINATION......................................................................   35
     Section 9.1.    Termination by Mutual Consent..........................................   35
     Section 9.2.    Termination Upon Default or Breach.....................................   35
     Section 9.3.    Termination Based Upon Failure of Conditions...........................   35
     Section 9.4.    Final Expiration.......................................................   35

ARTICLE 10  GENERAL.........................................................................   35
     Section 10.1.   Risk of Loss...........................................................   35
     Section 10.2.   Survival of Representations and Warranties.............................   35
     Section 10.3.   Binding Effect; Benefits; Assignment...................................   36
     Section 10.4.   Definition of "Ordinary and Usual Course"..............................   36
     Section 10.5.   Public Disclosure......................................................   36
     Section 10.6.   Notices................................................................   36
     Section 10.7.   Counterparts...........................................................   37
     Section 10.8.   Expenses...............................................................   37
     Section 10.9.   Entire Agreement.......................................................   37
     Section 10.10.  Amendment and Waiver...................................................   38
     Section 10.11.  Severability...........................................................   38
     Section 10.12.  Headings...............................................................   38
     Section 10.13.  Governing Law..........................................................   38
     Section 10.14.  Bulk Sales Law.........................................................   38


EXHIBITS
--------

     Exhibit A   Machinery and Equipment
     Exhibit B   Electrical Calibration Room
     Exhibit C   Permit Equipment
     Exhibit D   Assumed Contracts
     Exhibit E   Allocation of Consideration
     Exhibit F   Seller's Certificate

     Exhibit G   Opinion of Counsel for Seller
     Exhibit H   License and Transition Service Agreement
     Exhibit I   Buyers' Certificate

DISCLOSURE SCHEDULE
-------------------

     Schedule 2.2        Financial Statements
     Schedule 2.3        Absence of Undisclosed Liabilities
     Schedule 2.4        Taxes
     Schedule 2.5        Absence of Certain Changes or Events
     Schedule 2.6        Employee Relations
     Schedule 2.7        List of Plans
     Schedule 2.8        Owned and Leased Personal Property
     Schedule 2.9        Litigation
     Schedule 2.10       No Conflict with Other Instruments or Proceedings
                         (Seller)
     Schedule 2.13       Material Contracts
     Schedule 2.14       Intellectual Property
     Schedule 2.15       Environmental Matters
     Schedule 2.16       Insurance
     Schedule 2.18       Customers and Suppliers
     Schedule 2.19       Product Liabilities and Warranties
     Schedule 2.20       Permits and Licenses
     Schedule 2.21       Compliance with Law and Other Regulations
     Schedule 3.4        No Conflict with Other Instruments or Proceedings
                         (Buyer)
     Schedule 5.7(a)(1)  Employees Not Offered Employment
     Schedule 5.7(d)     Transferred Employees

                            ASSET PURCHASE AGREEMENT
                            ------------------------

          THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of November 30, 1997, by and between COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation ("Buyer"), and GENICOM CORPORATION, a Delaware corporation ("Seller").

                                P R E A M B L E
                                - - - - - - - -

          Seller is the owner and operator of manufacturing facilities commonly referred to as the Relay Products Division of Genicom Corporation (the "Relay Division") and located in Waynesboro, Virginia (the "Waynesboro Facility"). The Relay Division is engaged in the manufacturing and marketing of electronic switching devices used in the aerospace industry throughout the world (the "Relay Business"). Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets associated with the Relay Business on the terms and subject to the conditions set forth in this Agreement.

                   ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:


                                   ARTICLE 1

                          SALE AND PURCHASE OF ASSETS
                          ---------------------------

          Section 1.1. Agreement to Sell Assets. On the terms and subject to the conditions of this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer (as specified below), and Buyer agrees to purchase and acquire from Seller (as specified below), all of Seller's right, title and interest in and to the following assets and property owned by Seller (the "Purchased Assets"):

          (a) all security and other deposits, credits and other current assets (other than cash, cash equivalents and accounts receivable) associated solely with the Relay Business, including, but not limited to, the $24,000 escrow deposit associated with the radiflo equipment (the "Radiflo Deposit");

          (b) all machinery, mainframe computer terminals, equipment (other than the Permit Equipment as defined in Section 1.2(h) below), tooling, dies, tools (including tools owned by Seller and used by vendors, which tools are described and categorized by tool, vendor and location on Exhibit A attached hereto), furniture, office equipment, patterns, showroom models and displays, vehicles, spare parts, leasehold improvements and all other personal property used solely in connection with the Relay Business, including calibration equipment located in the Electrical Calibration Room shown on Exhibit B hereto (the "Electrical Calibration Room") dedicated solely to the Relay Business (the "Relay Calibration Equipment") and tools and pieces of equipment located in the Electrical Calibration Room that are in the process of being calibrated and are used solely in the Relay Business (the "Calibration Room Relay Tools"), and further including without limitation those items listed on Exhibit A to this Agreement and those items tagged or otherwise identified on the Closing Date as part of the Purchased Assets, together with all express and implied warranties by the manufacturers or sellers thereof, and all maintenance records, brochures, catalogues and other documents relating thereto or to the installation or functioning thereof;

          (c) all inventories of raw materials, work-in-process, finished goods (including all inventories consigned to dealers, sales representatives, vendors and others, or in transit), materials and supplies used solely in connection with the Relay Business, wherever located;

          (d) all of Seller's right, title and interest in and to the contracts (including exclusive supply contracts), agreements, leases, licenses and commitments, as well as any notes or other instruments evidencing sums owed Seller and any related security instruments or agreements, solely associated with the Relay Business;

          (e) all of the trademarks listed on Schedule 2.14 of the Disclosure Schedule delivered to Buyer by Seller simultaneously with the execution of this Agreement (the "Disclosure Schedule"), associated goodwill, and all rights and interests of Seller therein, and all know-how and trade secrets used by Seller exclusively in the Relay Business and all drawings, prints, test reports, engineering design, assembly instructions, operations and other technical documentation, owned by Seller relating solely to the Relay Business (the "Intellectual Property");

          (f) subject to Section 5.5 of this Agreement, all records, customer and supplier lists, pertinent payroll information and summary of relevant information of each employee, product information, product drawings, production documentation, material specifications, equipment lists, formulae, specifications, drawings, plans, reports, data, notes, correspondence, contracts, labels, catalogues, brochures, art work, photographs, advertising materials, marketing and production literature, files and other records and documents owned by and in the possession of Seller solely associated with the Relay Business or its products, including the books of account, ledgers and other financial records of Seller pertaining to the Relay Division to the extent separate records are maintained for the Relay Division by Seller, but excluding Seller's corporate records, tax records and minute books;

          (g) to the extent transferrable, all permits, licenses, orders, franchises and approvals maintained solely in connection with the Relay Business, including without limitation those described on Schedule 2.20 of the Disclosure Schedule to the extent transferable;

          (h) all choses in action, claims, causes or rights of action and intangible property rights of Seller solely associated with the Relay Business, including without limitation restrictive covenants, confidentiality obligations and similar obligations of present and former employees of the Relay Division;

          (i) the name "Decigrid" (and all variations thereof), together with any and all goodwill associated with such name and its variations; and

          (j) the goodwill of Seller associated with the Relay Business.

The Purchased Assets shall be transferred to Buyer free and clear of any and all claims, liens, security interests, encumbrances, charges, obligations and other restrictions, other than Permitted Encumbrances. For purposes of this Agreement, "Permitted Encumbrances" shall mean liens for current taxes that are not yet due and payable and such workmen's or contractors' liens as are not substantial in character, amount and extent and do not materially detract from the value or interfere with the present use of the Purchased Assets subject thereto or affected thereby or otherwise materially impair the operation of the Relay Business. Notwithstanding any provisions in this Agreement to the contrary, the Purchased Assets shall not include any accounts receivable of Seller.

       Section 1.2. Excluded Assets.  Notwithstanding the provisions of Section
1.1 of this Agreement, the Purchased Assets shall not include the following assets, rights and properties of Seller (collectively, the "Excluded Assets"):

          (a) Any and all property located in the Model Shop, Process Lab or Electrical Calibration Room, other than (i) the Relay Calibration Equipment, (ii) the Calibration Room Relay Tools, and (iii) parts and raw materials used solely in connection with the Relay Business that are located in the Process Lab;

          (b) Assets and property, including personal property, equipment, machinery, fixtures, books and records, relating to the operations of Seller and not used exclusively in connection with the Relay Business, including the mainframe computer located in the Waynesboro Facility, and all other assets and property of Seller not included in the definition of Purchased Assets as set forth in Section 1.1;

          (c)  Any tax and insurance refunds;

          (d) The rebate to be paid to Seller in connection with the equitable coil price adjustment requested from Lockheed Martin Corporation related to Purchase Orders BLX8U6200D and BPAFE2501D;

          (e) All real property owned by Seller;

          (f) Cash and cash equivalents, including marketable securities, on hand or in bank or investment accounts (other than the Radiflo Deposit, which shall be included in the Purchased Assets), and accounts receivable;

          (g) The word and name "GENICOM," related monograms, logos, trademarks, trade names, or any variations or combinations thereof, other than Buyer's limited right to use such words, names, logos and marks pursuant to Section
     5.5 below; and

          (h) The equipment subject to air emissions permit, as described on Exhibit C attached to this Agreement (the "Permit Equipment").

       Section 1.3. Total Consideration. The total consideration to be paid by Buyer to Seller for the Purchased Assets and the covenants of Seller in this Agreement shall be as follows (the "Purchase Price"):

          (a) Payment by Buyer of the Purchase Payment (as defined in this Agreement); and

          (b) Assumption by Buyer of the Assumed Liabilities (as defined in this Agreement).

       Section 1.4. Purchase Price; Estimated Purchase Price; Purchase Price
                    Adjustment.

          (a) In consideration for the transfer of the Purchased Assets to Buyer and the other covenants of Seller set forth in this Agreement, Buyer agrees to pay to Seller an amount equal to the Purchase Price (as defined below) of the Purchased Assets, determined in accordance with this Section 1.4.
     At the Closing, Buyer shall pay to Seller $4,796,273 (the "Estimated Purchase Price"), which shall be payable by Buyer to Seller by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Seller to Buyer.

          (b) Within fifteen (15) days after the Closing, Seller shall deliver to Buyer a statement (the "Inventory Statement") reflecting only Seller's inventory valued at standard cost purchased at the Closing (the "Standard Inventory"). The Inventory Statement shall be prepared in accordance with generally accepted accounting principles consistently applied in accordance with past practices for the Financial Statements described in Section 2.2 below. Within fifteen (15) days following Buyer's receipt of the Inventory Statement, Buyer shall give notice in writing to Seller of Buyer's acceptance or nonacceptance thereof.

          (c) In the event Buyer accepts the Inventory Statement, the Estimated Purchase Price for the Purchased Assets shall be increased or reduced, as appropriate, to the extent that the value of the Standard Inventory, as reflected on the Inventory Statement, exceeds or is less than the Standard Inventory component of the Estimated Purchase Price. Any adjustment required to be made pursuant to this subsection (c) shall be paid by Buyer or reimbursed by Seller, as the case may be, and shall be payable by wire transfer of immediately available funds, or in such other manner as the parties may agree, within ten (10) days after Buyer's acceptance of the Inventory Statement.

          (d) In the event Buyer does not accept the Inventory Statement, Seller and Buyer shall attempt in good faith to reach agreement on any matters which may be in dispute. If Seller and Buyer are unable to resolve such disputed matters within fifteen (15) days after Seller receives Buyer's notice of nonacceptance, the disputed matters shall, within thirty (30) days after Seller's receipt of such notice, be referred for a decision to Seller's accounting firm. The determination of such accounting firm shall be final and shall be set forth in writing. Such accounting firm shall be guided, in reaching its determination with respect to disputed matters, by generally accepted accounting principles consistently applied in accordance with past practices for the Financial Statements. Buyer and Seller shall each pay one-half of the costs associated with the accounting firm's services in this matter. Any adjustment required to be made pursuant to this subsection (d) shall be paid by Buyer or reimbursed by Seller, as the case may be, and shall be payable by wire transfer of immediately available funds within ten (10) days after the resolution of the disputed matters by Seller's accounting firm.

          (e) The Estimated Purchase Price, as adjusted in this Section 1.4, is referred to in this Agreement as the "Purchase Price."

       Section 1.5. Assumption of Certain Liabilities; Other Liabilities Not
                    Assumed.

          (a) As further consideration for the Purchased Assets and the covenants of Seller in this Agreement, at the Closing Buyer shall (i) assume and agree to pay, perform and discharge, when due, the liabilities and obligations of Seller arising with respect to periods from and after the Closing Date under the contracts listed on Exhibit D to this Agreement,
     (ii) be obligated to honor product warranty (but not product liability) claims, up to a maximum aggregate of $40,000, relating to products shipped by Seller within the one (1) year period immediately preceding the Closing, and (iii) assume the liability for certain accrued unpaid vacation pay specified in Section 5.7(g) of this Agreement (the liabilities assumed in subsections 1.5(a)(i), (ii) and (iii) are hereinafter referred to collectively as the "Assumed Liabilities"). Notwithstanding any provision in this Agreement to the contrary, the Assumed Liabilities shall not include any trade payables of Seller, any accruals of Seller other than the accrual for unpaid vacation pay described in (iii) above, or any obligation of Seller under any Employee Plan (as defined in Section 2.7 below) other than the accrual for unpaid vacation pay described in (iii) above.

          (b) Except for the Assumed Liabilities, Buyer shall not assume or be obligated to pay, perform or discharge any liability, obligation, debt, charge or expense of Seller of any kind, description or character, whether accrued, absolute, contingent or otherwise, and whether or not disclosed to Buyer in the Disclosure Schedule (defined below) or otherwise. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in this Agreement, except for the Assumed Liabilities and Buyer's indemnity obligations under this Agreement, Buyer shall not assume or be obligated to pay, perform or discharge any liability, obligation, debt, charge or expense of Seller, however imposed upon Buyer, with respect to any action, suit, proceeding or claim arising out of or relating to any event occurring, or with respect to any cause of action arising, before the Closing Date, whether or not asserted before or after the Closing Date, including without limitation any liability, obligation, debt, charge or expense related to: taxes; environmental matters; agreements with sales representatives; employee benefits, obligations or policies; termination and severance pay; judgments; product warranty claims except as specifically provided otherwise in this Agreement; product liability claims; and contractual claims. Seller shall be liable for all product liability claims arising from products shipped by Seller on or before the Closing Date. Seller shall be liable for all costs and expenses, including monitoring, investigative and cleanup costs, relating to or arising from the presence of any Hazardous Material (defined below) which was present at or emanating from the real property comprising the Waynesboro Facility at or before the Closing Date, and Buyer reserves all of its rights, including those under CERCLA (defined below), to seek reimbursement of any such costs or expenses.

       Section 1.6. Allowance for Obsolete and Excess Inventory. The Purchased Assets shall include all Relay Division materials (the "Initial Inventory") which Seller believes to be usable and salable within 24 months from the date of Closing (the "Initial Inventory Period"). Seller agrees to refund to Buyer up to $500,000 of the Purchase Price for any quantity of that Initial Inventory which remains unused or unsold (the "Obsolete or Excess Inventory") at the second anniversary following Closing, provided Buyer has not eliminated the requirement for such material by making obsolete the product for which it is required. Buyer will provide to Seller within 60 days of the second anniversary of Closing a detailed listing and claim for reimbursement for any Obsolete or Excess Inventory (the "Claim Notice"), and Seller agrees to provide the refund detailed in the Claim Notice within 60 business days following receipt of the Claim Notice. Buyer agrees to use its reasonable commercial efforts to dispose of the Initial Inventory during the Initial Inventory Period, including without limitation using its best reasonable efforts to use raw materials and inventory in other product lines prior to the purchase of other raw materials and inventory. Item costs in the Claim Notice shall not exceed the standard cost (including a FIFO adjustment) of Seller as of the date of Closing. Seller shall have the right to audit the inventory records at any time during the two year period following the Closing or on receipt of a Claim Notice. Seller shall have the right to (i) take possession and ownership of the Obsolete or Excess Inventory or (ii) direct Buyer to dispose of such Obsolete or Excessive Inventory at Seller's sole expense.

       Section 1.7. Allocation of Consideration. The Purchase Price has been agreed upon by the parties and the values assigned to the various assets which constitute the Purchased Assets are listed on Exhibit E attached hereto. The parties agree to furnish each other and the Internal Revenue Service with such applicable information as may be required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), or the Regulations thereunder and to cooperate in the completion and timely filing of IRS Form 8594 (Asset Acquisition Statement).

       Section 1.8. Nonassignable Contracts. Nothing in this Agreement shall be construed as an attempt or an agreement to assign any lease, contract, agreement, permit or other authorization included in the Purchased Assets which cannot be sold, transferred, conveyed, assigned or delivered effectively without the consent of a third party where such consent has not been obtained (the

"Nonassignable Contracts and Permits), and this Agreement shall be of no force or effect with respect to a Nonassignable Contract or Permit until the requisite consent with respect thereto shall have been obtained. In order, however, to assist Buyer in realizing the full value of the Nonassignable Contracts and Permits, Seller has made the covenants contained in Section 5.14 of this Agreement.


                                    ARTICLE 2
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller represents and warrants to Buyer as follows:

       Section 2.1. Organization and Standing of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and operate the properties associated with the Relay Business now owned or leased by Seller and to carry on the Relay Business as presently conducted. Seller is duly qualified to do business as a corporation in each state and jurisdiction in which Seller is required to be so qualified, and Seller is in good standing in all of those states and jurisdictions.

       Section 2.2. Financial Statements. A copy of the audited financial statements, including a balance sheet and statement of income, of Seller's profit center designated as the Relay Business (the "Profit Center") as of and for the fiscal year ended December 28, 1996 (the "Financial Statements") has been provided by Seller to Buyer. Except as set forth in Schedule 2.2 of the Disclosure Schedule, the Financial Statements are in accordance with the books and records of Seller, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent throughout such periods, and present fairly the financial condition of the Profit Center as of the date indicated and the results of operations and changes in financial position for the period then ended. Seller has also provided to Buyer copies of the interim balance sheet and interim statement of income of the Profit Center as of and for each month-end during the current fiscal year to and including October 31, 1997, in each case prepared internally by Seller (collectively, the "Interim Financial Statements"). Except as set forth in Schedule 2.2 of the Disclosure Schedule, the Interim Financial Statements are in accordance with the books and records of Seller, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with similar statements for prior periods, and present fairly the financial condition of the Profit Center as of the dates indicated and its results of operations and changes in financial position for the periods then ended.

       Section 2.3. Absence of Undisclosed Liabilities. Except as expressly disclosed or reserved against on the most recent balance sheet included in the Interim Financial Statements or as specifically set forth in Schedule 2.3 of the Disclosure Schedule, Seller does not have, with respect to the Relay Business, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, including without limitation guarantees, liabilities or obligations on account of taxes, other governmental charges, duties, penalties, interest or fines, other than current liabilities for trade payables incurred in the ordinary and usual course of business since the date of the most recent balance sheet included in the Interim Financial Statements.

       Section 2.4. Taxes. Except as disclosed in Schedule 2.4 of the Disclosure Schedule, with respect to the Relay Business: (i) Seller has filed all federal, state, local and foreign tax returns when and as Seller has been or is required by law to file and such returns are true and correct in all material respects; (ii) Seller has paid, and will pay for all periods ending on or before the Closing Date, all taxes and assessments when and as the same shall be due and payable by Seller, including without limitation income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes and all penalties and interest in respect thereof; (iii) Seller has withheld and paid over, and will withhold and pay over for all periods ending on or before the Closing Date, all federal, state, local and foreign withholdings required by law; and (iv) no tax incentive, abatement or other similar credit exists which in any way relates to the Purchased Assets, the Relay Business, or employment by Seller of a minimum or otherwise specified number of employees.

       Section 2.5. Absence of Certain Changes or Events. Except as disclosed in Schedule 2.5 of the Disclosure Schedule, since September 1, 1997, Seller has, with respect to the Purchased Assets and the Relay Business: (i) conducted Seller's business in the ordinary and usual course; and (ii) maintained Seller's records and books of account in a manner that fairly and accurately reflects Seller's transactions, assets and liabilities in accordance with generally accepted accounting practices consistently applied. Except as set forth in
Schedule 2.5 of the Disclosure Schedule, with respect to the Purchased Assets and the Relay Business, since September 1, 1997, there has been no adverse change in Seller's condition, financial or otherwise, or in Seller's business or properties which is not reflected in the Interim Financial Statements. In particular, and without limiting the foregoing, except as set forth in Schedule
2.5 of the Disclosure Schedule, since September 1, 1997, Seller has not, with respect to the Purchased Assets and the Relay Business: (i) written down or written off any item of inventory or written down or written off any note or account receivable as uncollectible; (ii) canceled or waived, or agreed to cancel or waive, any other debt, claim or right (absolute or contingent); (iii) incurred any liabilities or obligations (absolute, contingent or otherwise);
(iv) subjected any of Seller's assets to any claim, lien, security interest, encumbrance, charge or other restriction; (v) sold, transferred or otherwise disposed of any of Seller's assets except in the ordinary and usual course of business; (vi) disposed of or permitted a lapse of any license, permit, patent, trademark, trade name, copyright or other intellectual property right; (vii) disposed of or disclosed to any person any trade secret, formula, process or know-how (other than disclosures to employees and representatives of Seller in the ordinary and usual course of business); (viii) increased the compensation of, or declared or agreed to pay a bonus to, any officer or employee; (ix) made any payment, loan or advance to, or entered into any agreement or arrangement (including agreements and arrangements relating to the sale, transfer or lease of property or other assets) with, any director, officer, employee or shareholder; (x) made any capital expenditure, purchase order or commitment for additions to property, plant, equipment or otherwise; (xi) suffered any adverse change in Seller's business relationship with any major customer or supplier;
(xii) suffered any loss of or damage to physical property or other assets, whether or not covered by insurance; or (xiii) violated any federal, state, local or, to the knowledge of Seller, foreign, law, statute, ordinance, regulation or order in any material respect.

       Section 2.6. Employee Relations. Seller has provided to Buyer a list of all of the officers and employees of Seller employed solely in connection with the Relay Business ("Employees") which for each listed individual gives his or her salary or wage rate and fringe benefits and, for each Key Employee (defined below), his or her position. With respect to the Relay Business, except as disclosed in Schedule 2.6 of the Disclosure Schedule: (i) to the knowledge of Seller, there is not now in existence or pending, nor has there been within the last five (5) years, any strike, slowdown, work stoppage, organizational effort, grievance, arbitration, administrative hearing, claim of unfair labor practice, wrongful discharge, employment discrimination or sexual harassment, or other employment dispute of any nature, pending or threatened, against Seller; (ii) Seller is, and during all applicable limitation periods has been, in compliance in all material respects with all applicable federal, state, local and, to the knowledge of Seller, foreign laws, executive orders and regulations respecting employment and employment practices, terms and conditions of employment, occupational health and safety, wages and hours; (iii) Seller, with respect to the Employees, is not a party to any written or oral, express or implied, collective bargaining agreement or other contract, agreement or arrangement with any labor union or any other similar arrangement that is not terminable at will by Seller without cost, liability or penalty and Seller has no knowledge of any current union organizing activity; (iv) Seller is not a party to any written or oral, express or implied, contract, agreement or arrangement with any of Seller's present or former officers, employees or consultants employed solely in connection with the Relay Business with respect to length, duration or conditions of employment (or the termination thereof), salaries, bonuses, percentage compensation, deferred compensation or any other form of remuneration which is not terminable at will by Seller without penalty; and (v) there is no pending or threatened claim against Seller for violation of any contract, agreement or arrangement described in (iii) or (iv) above, nor is there any factual basis upon which a claim could be sustained. A copy of each employee policy manual and handbook provided to or governing the Employees has been provided to Buyer. No Key Employee of Seller has notified Seller of an intention to terminate employment. In this Section, "Key Employee" means any Employee who is presently, or during Seller's last fiscal year was, compensated (including bonuses) at an annual rate of more than Forty Thousand Dollars ($40,000) per year.

       Section 2.7. Employee Plans.

          (a) List of Plans. Schedule 2.7 of the Disclosure Schedule sets forth an accurate and complete list of all Employee Plans (as defined below) established, maintained or contributed to by Seller covering employees or former employees of Seller's Relay Division. The term "Employee Plan" shall include all plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and also shall include, without limitation, any deferred compensation, cafeteria, stock, severance, bonus, incentive, vacation or holiday pay, or other pension or welfare benefit, or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, covering employees or former employees of Seller's Relay Division and established, maintained or contributed to by Seller.

          (b) Status of Plans. Each Employee Plan established, maintained or contributed to by Seller that is intended to be qualified under Code
     Section 401(a) has been determined to be so qualified by the Internal Revenue Service ("IRS"), and, to Seller's knowledge, each Employee Plan has complied and is currently in compliance in all material respects with all laws and regulations applicable to the Employee Plans, including, without limitation, ERISA and the Code. Current favorable determination letters from the IRS have been received for all qualified plans evidencing compliance with all applicable laws, including, but not limited to, the Tax Reform Act of 1986 and subsequent legislation for which a determination letter is available. To Seller's knowledge, nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination, and such Employee Plans are in full compliance with such laws as are currently required by subsequent legislation. To Seller's knowledge, neither Seller nor any individual has engaged in a transaction which would subject any person or entity to a tax imposed by either Code Section 4975 or ERISA Section 502.

          (c) Post-Retirement Plans. Except as described on Schedule 2.7 of the Disclosure Schedule, no promise has been made nor any liability incurred by Seller for post-retirement health or life insurance or other post-retirement benefits except pursuant to ERISA Sections 601-608 and Code
     Section 4980B.

          (d) COBRA Compliance. To Seller's knowledge, Seller has been and is now in material compliance with the "COBRA" health care continuation requirements of ERISA Sections 601-608 and Code Section 4980B.

          (e) Claims. Except as disclosed on Schedule 2.7 of the Disclosure Schedule, there are no pending or, to the best knowledge of Seller, threatened claims (other than routine claims for benefits) or lawsuits with respect to any of Seller's Employee Plans.

       Section 2.8. Owned and Leased Personal Property. Schedule 2.8 of the Disclosure Schedule identifies all tangible personal property that Seller owns or leases and that is related to or used in connection with the Relay Business other than immaterial items of tangible personal property (the "Personal Property"). Except for Permitted Encumbrances and as set forth in Schedule 2.8 of the Disclosure Schedule, Seller owns all of the Personal Property (other than leased Personal Property) free and clear of all claims, liens, security interests, encumbrances, charges, obligations and other restrictions. Except as disclosed on Schedule 2.8 of the Disclosure Schedule, neither Seller nor any other party is in default under the terms of any lease with respect to Personal Property, and all such leases are in full force and effect. Seller has delivered to Buyer a copy of each such written lease or a description of each such oral lease. With respect to the Relay Business, Schedule 2.8 of the Disclosure Schedule describes all tangible personal property that Seller uses or possesses but does not own or lease, and all tangible personal property that Seller owns or leases but does not possess and, in the latter case, gives the location of the property. All personal property that

Seller owns or leases in connection with the Relay Business will be in the possession of Seller on the Closing Date or at the location specified on
Schedule 2.8. No tangible personal property other than the Personal Property and the tangible personal property which Buyer will be entitled to use pursuant to the License and Transition Service Agreement (hereinafter defined) will be needed by Buyer to operate the Relay Business after the Closing in the manner in which the Relay Business was operated immediately prior to the Closing.

       Section 2.9. Litigation. Except as set forth in Schedule 2.9 of the Disclosure Schedule, there is no suit, action, proceeding (legal, administrative or otherwise), claim, investigation or inquiry (by an administrative agency, governmental body or otherwise) pending or, to the knowledge of Seller, threatened against Seller or any of the properties, assets, or business prospects of Seller, or to which Seller is or, to the knowledge of Seller, is reasonably likely to become, a party, which relates in any manner to the Purchased Assets or the Relay Business, and Seller knows of no factual basis upon which any such suit, action, proceeding, claim, investigation or inquiry could reasonably likely be sustained. There is no outstanding judgment, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against or affecting Seller or any of the properties, assets or business prospects of Seller which relates in any manner to the Purchased Assets or the Relay Business, except as disclosed in Schedule
2.9 of the Disclosure Schedule.

       Section 2.10. No Conflict with Other Instruments or Proceedings. Except as disclosed in Schedule 2.10 of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) result in the breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or the Bylaws of Seller or any contract, agreement, lease, commitment, indenture, mortgage, pledge, note, bond, license or other instrument or obligation which relates in any manner to the Purchased Assets or the Relay Business and to which Seller is now a party or by which Seller or any of the Purchased Assets may be bound or affected; or (ii) violate any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body. All consents, approvals or authorizations of, or declarations, filings or registrations with, any governmental or regulatory authorities required of Seller in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement are set forth in Schedule 2.10 of the Disclosure Schedule and shall be obtained prior to the Closing Date.

       Section 2.11. Authorization and Enforceability. Seller has full capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, and this Agreement and all ancillary agreements are binding upon Seller and are enforceable against Seller in accordance with their terms.

       Section 2.12. Ownership of Assets. Seller owns the Purchased Assets free and clear of all liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except Permitted Encumbrances and those liens, charges, pledges, security interests and encumbrances existing on the date hereof and as set forth in Schedule 2.8 of the Disclosure Schedule, all of which (other than Permitted Encumbrances) shall be discharged by Seller at or before the Closing.

       Section 2.13. Material Contracts. Schedule 2.13 of the Disclosure Schedule contains a list of (a) the ten (10) largest customers, by dollar volume of sales, of Seller with respect to the Relay Business for the twelve (12) months ended October 31, 1997 and October 31, 1996 and the approximate total sales to each customer for each of those periods; (b) the ten (10) largest suppliers, by dollar volume of purchases, of Seller with respect to the Relay Business for each of the twelve (12) month periods ended October 31, 1997 and October 31, 1996; (c) a list of all other contracts, leases and other obligations of Seller which involve amounts greater than $50,000 or with a term of greater than two (2) years; and (d) any contract out of the ordinary and usual course of business (the items described in (a), (b), (c) and (d) of this subsection 2.13 are hereinafter referred to collectively as the "Material Contracts"). Except as disclosed in Schedule 2.13 of the Disclosure Schedule with respect to the Purchased Assets or the Relay Business, Seller has not given any power of attorney to any person, firm or corporation for any purpose whatsoever. Except as disclosed in Schedule 2.13 of the Disclosure Schedule, all of the Material Contracts are valid and enforceable in accordance with their terms, and Seller and all other parties to each of the Material Contracts have performed in all material respects all obligations required to be performed in connection therewith. Except as disclosed in Schedule 2.13 of the Disclosure Schedule, neither Seller nor any other party is in default or in arrears under the terms of any of the Material Contracts, and no condition exists or event has occurred that, with the giving of notice or the lapse of time or both, would constitute a default under any of them. No person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from Seller of any of the Purchased Assets. Schedule 2.13 of the Disclosure Schedule also contains a complete and current list of all purchase orders of Seller with respect to the Relay Business.

       Section 2.14. Intellectual Property. Schedule 2.14 of the Disclosure Schedule describes all patents, patent applications, inventions upon which patent applications have not yet been filed, service marks, trade names, trademarks, trademark registrations and applications, copyrighted works and copyright registrations and applications that Seller owns, possesses or uses in connection with or relating to the Relay Business other than the word "GENICOM," related monograms, logos, trademarks, trade names or any variations or combinations thereof, and, unless otherwise indicated in Schedule 2.14, Seller will own the entire right, title and interest in and to the same on the Closing Date, free and clear of all claims, liens, licenses, sublicenses, charges or encumbrances. To the knowledge of Seller, there is no infringement or unlawful use by any person or entity of any such patents, service marks, trade names, trademarks or copyrights. Except as set forth in Schedule 2.14 of the Disclosure Schedule, Seller, with respect to the Relay Business, has not infringed or unlawfully used the patents, service marks, trade names, trademarks, copyrights or other proprietary rights of any other person or entity. Schedule 2.14 of the Disclosure Schedule also sets forth a list of all licenses that were granted to Seller by others or to others by Seller with respect to the Purchased Assets or the Relay Business and which Seller continues to use in the Relay Business. Seller has proprietary rights in the name "Decigrid." Schedule 2.14 of the Disclosure Schedule also sets forth all agreements relating to technology, know-how or procedures that Seller is licensed or authorized to use by others with respect to the Purchased Assets or the Relay Business. No patents, patent applications, service marks, trade names, trademarks, trademark registrations or applications, copyrighted works, copyright registrations or applications or grants of licenses set forth in Schedule

2.14 of the Disclosure Schedule are subject to any pending or, to the knowledge of Seller, threatened, claim or challenge, and, to the knowledge of Seller, there is no valid basis for sustaining any claim or challenge, except as set forth in Schedule 2.14 of the Disclosure Schedule. The manufacturing and engineering drawings, process sheets, specifications, bills of material, trade secrets, "know how," and other like data of Seller are in such form and of such quality that Buyer can, following the Closing, design, produce, manufacture, and assemble the products and provide the services heretofore provided by Seller in connection or associated with the Relay Business in a manner that meets the applicable specifications and conforms with the quality standards heretofore met by Seller. Except for the licenses and rights listed in Schedule 2.14 of the Disclosure Schedule, Seller does not require a license or other proprietary right to operate the Relay Business or to manufacture or sell the products associated with the Purchased Assets or the Relay Business. The use by Buyer after the Closing, consistent with the use by Seller prior to the Closing, of the Intellectual Property conveyed by Seller to Buyer under this Agreement shall not constitute a misappropriation or other unlawful use of the proprietary rights of any person or entity. Notwithstanding any of the foregoing provisions of this Section 2.14 to the contrary, Seller makes no representations or warranties as to whether its use of off-the-shelf software owned by Seller and included in the Purchased Assets violates the intellectual property rights of third parties. Notwithstanding the immediately preceding sentence, however, Seller represents and warrants that it has purchased a license with respect to all such off-the-shelf software and that Seller has complied in all material respects with the terms of the licenses granted to Seller in connection with Seller's use of such software.

       Section 2.15.  Environmental Matters.  For purposes of this Section 2.15:
(i) "Seller" shall mean Seller and each other owner or operator of the Waynesboro Facility from and after October 21, 1983; (ii) "Environmental Law" shall mean any federal, state or local law (including common law), statute, regulation, ordinance, published guideline or standard, or order, or agreement or consent order to which Seller is or has been party, including a permit issued pursuant to any of the foregoing, related to air quality, water quality, solid waste management, hazardous or toxic substances or the protection of public health, natural resources or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); and (iii) the term "Hazardous Material" shall mean any hazardous substances as defined by CERCLA, petroleum or any petroleum derivative or by-product, and any pollutant, contaminant, solid waste or hazardous or toxic waste or substance which is defined or regulated as such by any Environmental Law.

          (a) Except as set forth in Schedule 2.15 of the Disclosure Schedule, and except as to such matters now closed by applicable regulatory authority or which are beyond the applicable statute of limitations, Seller, in connection with its ownership, use, maintenance and operation of the Purchased Assets and the Relay Business, is presently and at all times has been in compliance with all applicable Environmental Laws;

          (b) Except as set forth in Schedule 2.15 of the Disclosure Schedule, Seller has not treated, stored or disposed of, or knowingly permitted the treatment, storage or disposal of, Hazardous Materials on real property owned, leased or used by Seller at any time in connection with the Relay Business;

          (c) Except as set forth on Schedule 2.15 of the Disclosure Schedule, and except as to such matters now closed by applicable regulatory authority or which are beyond the applicable statute of limitations, there are no writs, injunctions, decrees, orders or judgments outstanding, and no lawsuits, claims, or other proceedings pending or, to the knowledge of Seller, threatened, relating to Seller's ownership, use, maintenance or operation of the Purchased Assets or the Relay Business under any Environmental Law, nor is there any agreement or consent order to which Seller is a party in relation to any environmental matter, nor is any such agreement or order necessary for the continued compliance by Seller with any Environmental Law. In addition, except as set forth in Schedule 2.15 of the Disclosure Schedule, there are no investigations or inquiries pending or, to the knowledge of Seller, threatened, relating to Seller's ownership, use, maintenance or operation of the Purchased Assets or the Relay Business under any Environmental Law;

          (d) Except as set forth on Schedule 2.15 of the Disclosure Schedule, the real and personal property owned or leased by Seller in connection with the Relay Business does not contain any friable asbestos containing materials to the knowledge of Seller, and no underground storage tanks ("USTs"), receptacles or other similar underground containers or depositories are located on any such real property;

          (e) Except as described on Schedule 2.15 of the Disclosure Schedule, the operations of Seller or its employees, agents or contractors have not caused and will not cause: (i) environmental contamination of any real or personal property currently or previously owned, leased, or used by Seller in connection with the Purchased Assets or the Relay Business; or (ii) any other condition that could give rise to a claim against Seller under any Environmental Law. Except as described on Schedule 2.15 of the Disclosure Schedule, to the knowledge of Seller, all such real or personal property is free of environmental contamination. For purposes of this Agreement, "environmental contamination" shall mean the release or presence of Hazardous Materials to, on, or in the air, soil, groundwater or surface waters at times or in concentrations or quantities sufficient to result in the assertion of any reporting requirements, cleanup liabilities, claims, obligations, fines or penalties under any Environmental Laws;

Schedule 2.15 of the Disclosure Schedule contains a complete list of all of Seller's environmental emission or discharge, waste transportation, storage and disposal licenses, permits, regulatory plans, identification numbers and compliance schedules that are required for the operation of the Relay Business under any Environmental Law, together with the durations and renewal dates thereof, complete copies of each of which are located at Seller's facilities.
Schedule 2.15 of the Disclosure Schedule also contains a complete list of all on-site treatment, storage and disposal facilities presently, or at any time in the past, used by Seller in connection with the Purchased Assets or the Relay Business. Except as disclosed on Schedule 2.15 of the Disclosure Schedule: (i) none of the sites listed on Schedule 2.15 of the Disclosure Schedule is a priority site or proposed priority site

(or a site under consideration for proposal) on the United States National Priorities List under CERCLA, or has been designated as a Superfund site thereunder or a site to which moneys authorized under CERCLA are being spent or applied, or is listed on, or is being considered for listing on, any priority list maintained under any state or foreign law similar to CERCLA or is subject to, or being considered for, any enforcement action under any other Environmental Law, and none of the real property that Seller owns, leases or uses in connection with the Relay Business has been designated as such a site.

       Section 2.16. Insurance. Schedule 2.16 of the Disclosure Schedule contains a list of all policies of liability, crime, fidelity, life, fire, product liability, workers' compensation, health, director and officer liability, and all other forms of insurance that Seller owns or holds which relate in any manner to the Purchased Assets, the Relay Business, or the Employees, including for each policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the renewal or expiration date, and all pending claims thereunder. All of the insurance policies listed in Schedule 2.16 of the Disclosure Schedule are outstanding and in full force, all premiums with respect to those policies are currently paid and all duties of the insured under those policies have been fully discharged. The present insurance coverage of Seller, as set forth in Schedule 2.16 of the Disclosure Schedule, currently is and will remain in full force and effect through the Closing Date. With respect to the Relay Business and the Employees, Seller's complete workers' compensation and general liability claim experience for the past three (3) years is accurately summarized in Schedule 2.16 of the Disclosure Schedule.

       Section 2.17. Brokers' Fees. Seller has not incurred any liability for brokers' fees, finders' fees, agents' commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any transaction contemplated by this Agreement.

       Section 2.18.  Customers and Suppliers.  Except as set forth on Schedule
2.18 of the Disclosure Schedule, there has not been any adverse change in the business relationship of Seller with any customer or supplier listed on Schedule
2.13 of the Disclosure Schedule, nor, to the knowledge of Seller, could an adverse change reasonably be anticipated by Seller as a result of the consummation of the transactions contemplated by this Agreement. Except as disclosed in Schedule 2.18 of the Disclosure Schedule, all orders and commitments were made in the ordinary and usual course of business. Except as disclosed on Schedule 2.18 of the Disclosure Schedule, with respect to the Relay Business, there are no pending or, to the knowledge of Seller, threatened claims against Seller to return merchandise, by reason of alleged overshipments, defective merchandise or otherwise.

       Section 2.19. Product Liabilities and Warranties. There are no express or implied warranties applicable to products sold by Seller associated with the Relay Business, except as disclosed on Schedule 2.19 of the Disclosure Schedule. Except as disclosed on Schedule 2.19 of the Disclosure Schedule, there is no action, suit, proceeding or claim pending or, to the knowledge of Seller, threatened against Seller with respect to products associated with the Relay Business under any warranty, express or implied, and, to the knowledge of Seller, there is no basis upon which any claim could be sustained. Schedule 2.19 of the Disclosure Schedule also summarizes all product liability claims that have been asserted against Seller with respect to products associated with the Relay Business during the five (5) years preceding the date of this Agreement.

       Section 2.20. Permits and Licenses. All permits, licenses, orders and approvals necessary for Seller to operate the Purchased Assets and carry on the Relay Business as presently conducted are identified on Schedule 2.20 of the Disclosure Schedule, are in full force and effect, and have been complied with by Seller in all material respects. All fees and charges incident to those permits, licenses, orders and approvals have been fully paid and are current, and, to the knowledge of Seller, no suspension or cancellation of any such permit, license, order, or approval has been threatened or is reasonably likely to result by reason of the transactions contemplated by this Agreement.

       Section 2.21. Compliance with Law and Other Regulations. Except as set forth on Schedule 2.21 of the Disclosure Schedule, with respect to the Purchased Assets or the Relay Business, Seller is not subject to nor, to Seller's knowledge, has Seller been threatened with, any fine, penalty, liability or disability as the result of a failure to comply with any requirement of federal, state, local or foreign law, regulation, policy, guideline or standard (including those relating to the employment of labor and to occupational health and safety) or any requirement of any governmental body or agency having jurisdiction over Seller, the conduct of the Relay Business, the use of the Purchased Assets or any premises occupied by Seller. Seller is in compliance with all of those requirements in all material respects. There are no outstanding work orders relating to the Purchased Assets or the Relay Business from or required by any police or fire department, sanitation, health or factory authorities or from any federal, state, local or, to the knowledge of Seller, foreign authority or any matters under discussion with any such departments or authorities relating to work orders.

       Section 2.22. Accuracy of Statements. No representation or warranty made by Seller in this Agreement, the Disclosure Schedule, or any statement, certificate or schedule furnished, or to be furnished, to Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. The foregoing representations, warranties and covenants shall be deemed to be made as of the date of this Agreement and again as of the Closing Date.


                                    ARTICLE 3
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Seller as follows:

       Section 3.1. Organization and Standing of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

       Section 3.2. Authorization and Enforceability. Buyer has full capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated by this

Agreement, and this Agreement and all ancillary agreements are binding upon Buyer and are enforceable against Buyer in accordance with their terms.

       Section 3.3. Brokers' Fees. Buyer has not incurred any liability for brokers' fees, finders' fees, agents' commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any transaction contemplated by this Agreement.

       Section 3.4. No Conflict with Other Instruments or Proceedings. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not : (i) result in the breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or the Bylaws of Buyer or any material contract, agreement, lease, commitment, mortgage, pledge, note, bond, license or other instrument or obligation; or (ii) violate any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body. Except as set forth on Schedule 3.4 of the Disclosure Schedule, no consents, approvals, or authorizations of, or declarations, filings or registrations with, any third parties or governmental or regulatory authorities are required of Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

       Section 3.5. Accuracy of Statements. No representation or warranty made by Buyer in this Agreement, or any statement, certificate or schedule furnished, or to be furnished, to Seller pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. The foregoing representations, warranties and covenants shall be deemed to be made as of the date of this Agreement and again as of the Closing Date.


                                    ARTICLE 4
                                   ----------

                                    CLOSING
                                    -------

       Section 4.1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be effective as of 11:59:59 p.m., Eastern time, on November 30, 1997, or at such place, and at such other time and date, as the parties may agree (the "Closing Date").

       Section 4.2. Obligations of Seller. At the Closing, Seller shall deliver to Buyer:

          (a) Bills of sale, endorsements, assignments and such other instruments of transfer as are sufficient, in the judgment of Buyer and its counsel, to vest in Buyer ownership of the Purchased Assets (as contemplated by this Agreement), free and clear of any and all claims, liens, security interests, encumbrances, charges, obligations and other restrictions, other than Permitted Encumbrances;

          (b) All records and other documents to be acquired by Buyer pursuant to this Agreement;

          (c) The Seller's certificate described in Section 6.3 of this Agreement;

          (d) The opinion of McGuire, Woods, Battle & Boothe, L.L.P., counsel to Seller, as described in Section 6.6 of this Agreement; and

          (e) A certified copy of resolutions of Seller's Board of Directors authorizing the consummation of the transactions contemplated by this Agreement.

In addition to the documents and other items specifically described above, Seller shall execute and deliver other instruments at the Closing as described in Articles 6 and 7 of this Agreement.

       Section 4.3. Obligations of Buyer. At the Closing, Buyer shall deliver to Seller:

          (a) Such assumption documents and agreements as are sufficient, in the reasonable judgment of Seller and its counsel, for the assumption by Buyer of the Assumed Liabilities;

          (b) The certificate of Buyer described in Section 7.3 of this Agreement;

          (c) The Estimated Purchase Payment, by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Seller to Buyer; and

          (d) A certified copy of resolutions of Buyer's Board of Directors authorizing the consummation of the transactions contemplated by this Agreement.

In addition to the documents and other items specifically described above, Buyer shall also execute and deliver other instruments at the Closing as described in Articles 6 and 7 of this Agreement.

       Section 4.4. Further Documents or Necessary Action. Buyer and Seller agree to take all such further actions on or after the Closing Date as Buyer or Seller may deem to be reasonably necessary, desirable or appropriate to effectuate the transactions contemplated in this Agreement.


                                    ARTICLE 5
                                   ----------

                                   COVENANTS
                                   ---------

     Seller agrees with Buyer, and Buyer agrees with Seller, as follows:

       Section 5.1. Conduct of Business Pending the Closing. During the period from the date of this Agreement to the Closing Date, Seller shall conduct the Relay Business in the ordinary and usual course and maintain Seller's records and books of account with respect to the Relay Business in a manner that fairly and accurately reflects Seller's transactions, assets, liabilities, income and expense, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. With respect to the Relay Business, Seller shall preserve intact the present business organization and personnel of Seller, preserve the present goodwill of Seller with all persons having business dealings with Seller and comply with all laws applicable to the operation of the Purchased Assets and the conduct of the Relay Business. Without limiting the foregoing, Seller agrees that from the date of this Agreement to the Closing Date, Seller shall not, with respect to the Relay Business, without the written consent of Buyer:

          (a) enter into any negotiations, discussions or agreements with anyone other than Buyer contemplating or respecting the acquisition by such other person or entity of the Purchased Assets or the Relay Business, whatever the form such purchase transaction may contemplate;

          (b) take any action that would interfere with or prevent performance of this Agreement; or

          (c) do or suffer to be done any act or event described in Section 2.5 of this Agreement or otherwise engage in any activity or enter into any transaction that would be inconsistent in any respect with any of the representations, warranties or covenants of Seller set forth in this Agreement, as if those representations, warranties and covenants were made after the activity or transaction and all references to the date of this Agreement were deemed to be the later date.

       Section 5.2. Access and Confidentiality.

          (a) During the period from the date of this Agreement to the Closing Date, Seller shall cause Buyer and its designated representatives and agents to be given reasonable access to the buildings, offices, records, files, insurance policies, and any and all other records of the Waynesboro Facility relating in any manner to the Purchased Assets or the Relay Business, for the purpose of conducting an investigation of the Purchased Assets, litigation and all other matters relating to the Relay Business; provided, however, that the investigation shall be conducted in a manner that does not unreasonably interfere with the normal operations and employee relationships of Seller. Subject to the foregoing, Seller shall cause its officers and other employees to assist Buyer in making the investigation and shall cause the accountants (both internal and independent), officers and other employees and representatives of Seller to be available to, cooperate with, and assist Buyer. During the investigation, Buyer shall have the right to make copies of such records, files, tax returns and other materials as Buyer may deem advisable at Buyer's expense. Seller shall respond fully to all inquiries.

          (b) The information which Buyer acquires about Seller as a result of the investigations permitted by this Agreement is hereinafter referred to as "Evaluation

     Material." Buyer agrees that neither it nor any of its representatives will (i) use any such material for any purpose not related to the transactions contemplated by this Agreement or (ii) disclose any such material to anyone except its representatives who may need such information to perform their respective duties and have been informed of its confidential nature and directed to treat it confidentially. If the transactions contemplated by this Agreement are not consummated, Buyer agrees that it and its representatives will return any written Evaluation Material in their possession, or will destroy and will not retain any such material, any copies thereof or any notes or memoranda made using such material, other than notes and memoranda of Buyer's counsel.

          (c) The confidentiality agreement contained in subsection 5.2(b) above will terminate upon the earlier of three (3) years after the date hereof or upon consummation of the transactions contemplated hereby; provided, however, that if such transactions are not consummated, then the confidentiality agreement shall not terminate with respect to the process Seller employs in the manufacture of relays, which process is proprietary.

          (d) The parties agree that monetary damages alone would not be a satisfactory remedy for a breach of the confidentiality agreement contained herein and that, if such agreement is breached, Seller shall be entitled to injunctive relief as well as monetary damages.

          (e) Notwithstanding the foregoing, Buyer and its representatives may use and disclose Evaluation Material and information obtained from the Evaluation Material to the extent that (i) they acquired such information on a non-confidential basis prior to receipt thereof from Seller or (ii) such information has become generally available to the public. Furthermore, Buyer and its representative may disclose such information to the extent that they are required to do so to comply with a governmental or judicial order or decree, but upon receiving notice that any such order or decree has been issued or is being sought, they will promptly notify Seller and will, at the expense of Seller, if Seller wants such information to continue to be treated confidentially, cooperate with Seller's efforts to contest the issuance of such order or decree.

       Section 5.3. Investigation by Buyer. The representations and warranties of Seller contained in this Agreement and the exhibits and schedules attached hereto, including the Disclosure Schedule, constitute the sole and exclusive representations and warranties of Seller to Buyer in connection herewith and the transactions contemplated hereby, and any and all other representations and warranties of Seller are specifically disclaimed by Seller and may not be relied upon or serve as a basis for a claim against Seller. Notwithstanding any other provision of this Agreement, no investigation by Buyer or its employees, attorneys, independent accountants, business consultants or other representatives or agents shall affect in any manner the representations, warranties or covenants of Seller set forth in this Agreement (or in any document to be delivered in connection with the consummation of the transactions contemplated by this Agreement) or Buyer's right to rely thereon, and those representations, warranties and covenants shall survive the investigation.

       Section 5.4. Notice of Breach or Failure of Condition. Buyer and Seller shall give prompt notice to the other party of the occurrence of any event or the failure of any event to occur that might preclude or interfere with the satisfaction of any condition precedent to the obligations of such other party under this Agreement.

       Section 5.5. Use of Names and Logos; Product Identification. Buyer is authorized to use on a non-transferable, non-exclusive basis, the name "GENICOM" and any variations thereof, only in the manner described in this Section 5.5. Buyer may consume any raw materials, work-in-progress, and packaging supplies on hand or on order as of the Closing for a period of 365 days, provided that to the extent and when practicable, such items shall be overstamped or otherwise indicate that the manufacture and sale of the relays is then being conducted by Buyer. Buyer shall be entitled to consume or otherwise dispose of finished goods for an additional 365 days. Buyer shall be entitled to stamp product with the name "GENICOM" for 180 days following the Closing. Buyer shall be entitled to continue use of all tools, dies, drawings, specifications, processes and similar internal documentation bearing the name or logo of GENICOM. Notwithstanding the above provisions of this Section 5.5, Buyer shall not use signature or stationary of Seller after Closing. At the Closing, Seller and Buyer shall agree on the sequential date code of the last Relay Division product shipped by Seller. If the parties deem it necessary, Buyer shall modify the date code on products shipped after the Closing to avoid confusion with products shipped by Seller prior to the Closing stamped with the same date code.

       Section 5.6. Reasonable Commercial Efforts. Seller shall use its reasonable commercial efforts to obtain all consents and approvals necessary to transfer the Purchased Assets to Buyer in accordance with the terms of this Agreement, and to bring about the satisfaction of the conditions required to be performed, fulfilled and complied with by Seller pursuant to this Agreement and to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable. Without limiting the generality of the foregoing, Seller shall, to the extent requested, cooperate with and assist Buyer in obtaining all licenses, permits and the authorizations required to be obtained by Buyer in connection with the ownership of the Purchased Assets and operation of the Relay Business, which licenses, permits and authorizations are not included in the Purchased Assets.

       Section 5.7. Employees.

          (a) Buyer shall offer employment commencing immediately after the Closing Date to: (i) all salaried employees of the Relay Division as of the Closing Date, except for those listed on Schedule 5.7(a)(1) of the Disclosure Schedule, and (ii) all hourly employees actively employed by Seller in the Relay Division as of the Closing Date (collectively, "Relay Division Employees"). Except to the extent actually hired by Buyer, individuals who are on layoff or previously retired from Seller as of the Closing Date are not Relay Division Employees and, therefore, are neither entitled to employment with nor benefits from or claims against Buyer. Seller retains all obligations, if any, that it owes either to employees on layoff from Seller as of the Closing Date or to employees who retire from Seller on or before the Closing Date. Seller shall indemnify Buyer against and hold Buyer harmless from any and all damages or expenses (including attorneys' fees) which may be incurred by Buyer if any employee of Seller whom Buyer has not agreed to hire under this Agreement asserts a claim against Buyer based upon prior employment with Seller. Buyer shall indemnify Seller against and hold Seller harmless as to any and all damages or expenses (including attorneys' fees) which may be incurred by Seller in connection with Buyer's hiring policies, practices, or decisions. Seller shall permit Buyer the opportunity to extend offers of employment to Relay Division Employees, shall not unreasonably withhold information and shall not interfere with Buyer's efforts to hire Relay Division Employees under Buyer-established wages, salaries, personnel plans, policies, and benefit plans. Except as Buyer may otherwise agree, neither Seller nor any of its affiliates shall solicit for employment for a period of five years from the Closing Date any employee of the Relay Division who becomes an employee of Buyer as of the Closing Date or at a later time as specified in Section 5.7(b) ("Transferred Employees"). Except as specifically provided in this
     Section 5.7, Buyer shall not assume or in any way be liable or responsible for any Employee Plan or other employee benefit plan, policy, procedure or arrangement of Seller, and shall not assume any obligations of Seller with respect to Relay Division Employees under those plans, policies, procedures or arrangements, nor shall Buyer be bound by any personnel plans or policies of Seller. Except as otherwise provided in this Agreement, Buyer shall determine its personnel plans and policies in its sole discretion and, to the extent applicable, consistent with its collective bargaining obligations negotiated between Buyer and bargaining unit employees. Seller shall indemnify Buyer against and hold Buyer harmless from any and all damages or expenses (including attorneys' fees) which may be incurred by Buyer in connection with any of Seller's Employee Plans or other employee benefit plans of Seller, or any personnel plans, practices or policies of the Seller. Buyer shall indemnify Seller against and hold Seller harmless as to any and all damages or expenses (including attorneys' fees) which may be incurred by Seller in connection with any of Buyer's employee benefit plans, or any personnel plans, practices, or policies of the Buyer. Buyer agrees not to terminate without cause the employment of any Transferred Employee within ninety (90) days of the Closing Date.

          (b) Notwithstanding the foregoing Section 5.7(a), any hourly employee of the Relay Division as of the Closing Date who is on sick or accident leave, family/medical leave, disability leave or workers' compensation as of the Closing Date shall remain an employee of Seller until such employee is sufficiently recovered to return to active work, at which time such employee will be considered for employment by Buyer on the same basis as all other Transferred Employees, or such person's employment is terminated by Seller. Seller shall remain solely responsible for any and all obligations to and costs associated with such employee, including, but not limited to, sickness and accident benefits, salary continuation, medical and other insurance, and retirement benefits, until such employee is terminated by Seller or hired by Buyer. If such person recovers while still employed by Seller, Buyer shall consider such person for employment on the same basis as all other Transferred Employees, and if employed by Buyer, such person shall become a Transferred Employee. Seller shall indemnify and hold harmless Buyer as to any and all damages or expenses (including attorneys' fees) which may be incurred by Buyer as a result of Seller's failure to fulfill its obligations under this Section 5.7(b). Buyer shall indemnify Seller against and hold Seller harmless as to any and all damages or expenses (including attorneys' fees) which may be incurred by Seller as a result of Buyer's failure to fulfill its obligations under this Section 5.7(b).

          (c) Buyer shall have entered into an agreement with United Electrical, Radio and Machine Workers of America ("Union") effective as of the Closing Date covering certain Transferred Employees ("Buyer's Collective Bargaining Agreement"). Seller shall retain sole responsibility for all liabilities and obligations under its existing contracts and agreements with the Union ("Seller's Collective Bargaining Agreement"), and Buyer shall retain sole responsibility for all liabilities and obligations under Buyer's Collective Bargaining Agreement. Seller agrees to indemnify Buyer against and hold Buyer harmless from any and all liabilities which might arise out of Seller's Collective Bargaining Agreement, and Buyer agrees to indemnify Seller against and hold Seller harmless from any and all liabilities which might arise out of Buyer's Collective Bargaining Agreement. Seller shall be responsible for all matters that relate to events which occurred prior to Closing in regard to any employees of the Relay Division and after Closing in regard to any employees still employed by Seller, including all matters that relate to events which occur after the Closing and before such employees are hired by Buyer, under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, ERISA, the Uniformed Services Employment Restoration Rights Act, the Worker Adjustment and Retraining Notification Act, the Immigration Reform and Control Act, occupational safety and health laws, state minimum wage law, affirmative action obligations, or claims for breach of employment contract, wrongful discharge, or intentional torts against employees, or for arbitration under or enforcement of Seller's Collective Bargaining Agreement. Buyer shall be responsible for all matters arising under such laws and under Buyer's Collective Bargaining Agreement, which matters relate to events which occur after employment by Buyer of Transferred Employees to whom such matters relate. Where Buyer has an obligation to offer employment to a person pursuant to this Agreement, and with respect to the persons listed on Schedule 5.7(a)(1) of the Disclosure Schedule, Buyer shall be responsible for any and all claims arising from Buyer's failure to hire such persons.

          (d) Effective as of the Closing Date, Buyer will permit the Transferred Employees who are covered by Buyer's Collective Bargaining Agreement as of the Closing Date to participate in Buyer's employee benefit plans on such terms and conditions as it shall determine in its sole discretion and consistent with Buyer's Collective Bargaining Agreement.
     All other Transferred Employees shall be granted credit for service for eligibility and vesting (but not benefit accrual, if applicable) purposes under all of Buyer's employee benefit plans in which Transferred Employees are eligible to participate, and Buyer shall make a health and dental plan available to such Transferred Employees immediately after the Closing Date consistent with the terms of Buyer's health and dental plan applicable to Buyer's employees at Buyer's Fairview, North Carolina facility.

          (e) Except as otherwise provided in Section 5.7(g), no assets or liabilities with respect to Transferred Employees shall be transferred, as a result of this Agreement or otherwise, from any of Seller's employee benefit plans to any plan maintained or established by Buyer, and Seller shall retain all obligations to fund or otherwise provide benefits accrued by or attributable to Relay Division Employees under its benefit plans. Benefits under all of Seller's plans shall be maintained in such plans until such time as distributions can be made pursuant to the terms of such plans, including provisions permitting distributions upon the sale of assets of a trade or business under Code Section 401(k)(10) and the regulations thereunder. If permitted under applicable laws, Buyer's 401(k) plan will accept rollovers, including existing loans if such loans have been and are in compliance with applicable laws, from Transferred Employees who elect such a rollover as a distribution from Seller's 401(k) plan, provided such rollovers (including existing loans) satisfy the guidelines established under Buyer's 401(k) plan.

          (f) Buyer will assume responsibility for all workers' compensation claims made by Transferred Employees to the extent such claims arise from injuries, accidents or events occurring after the Closing. Seller will retain responsibility for all workers' compensation claims made by its employees or former employees (whether or not Transferred Employees) to the extent such claims arise from injuries, accidents or events occurring prior to the Closing.

          (g) Buyer will assume liability for the $115,000 unpaid vacation pay accrued for Transferred Employees as of the Closing Date. Seller will remain responsible and liable for all unpaid vacation pay accrued as of the Closing Date in excess of $115,000. Buyer shall indemnify Seller against and hold Seller harmless from any and all damages or expenses (including attorneys' fees) which may be incurred by Seller as a result of Buyer's failure to fulfill the obligations of Buyer under this Section 5.7(g). Seller shall indemnify Buyer against and hold Buyer harmless from any and all damages or expenses (including attorneys' fees) which may be incurred by Buyer as a result of Seller's failure to fulfill the obligations of Seller under this Section 5.7(g).

          (h) Seller's employee benefit plans shall remain liable for any and all medical and other welfare plan services and expenses otherwise covered under Seller's medical and other welfare plans provided or incurred on or prior to the Closing Date by any Transferred Employee (or dependents), whether or not such claims were filed with the applicable plan by the Closing Date, subject to any provisions of Seller's plans regarding timely filing of claims or other administrative requirements. Seller's employee benefit plans also shall remain liable for claims and expenses incurred or attributable to a Transferred Employee's (or dependent's) hospital or other confinement which begins prior to the Closing Date, regardless of when such confinement ends. Buyer shall reduce pro rata the deductibles, benefit maximums, out-of-pocket maximums and similar limitations for 1997 under Buyer's medical plan(s) for Transferred Employees who become covered under such plan(s) to reflect the remaining portion of the year following the Closing Date. Buyer shall recognize service with Seller as service with Buyer for purposes of any pre-existing condition limitation or exclusion on health plan coverage under Buyer's medical plan(s) for eligible Transferred Employees. Seller shall indemnify Buyer against and hold Buyer harmless from any and all damages or expenses (including attorneys' fees) which may be incurred by Buyer regarding any Seller employee plan described in this Section 5.7(h). Buyer shall indemnify Seller against and hold Seller harmless from any and all damages or expenses (including attorneys' fees) which may be incurred by Seller regarding any Buyer employee plan described in this Section 5.7(h).

          (i) Buyer shall not assume and Seller shall continue to maintain all liability and responsibility for "COBRA" health care continuation coverage under Code Section 4980B and ERISA Section 601-608 for Seller's employees and former employees and any other COBRA qualified beneficiaries under Seller's health care plans who have elected COBRA continuation coverage effective on or prior to the Closing Date, who have incurred a COBRA qualifying event on or prior to the Closing Date, or who incur a COBRA qualifying event by virtue of not being hired by Buyer as of the Closing Date. Buyer's employee benefit plans will be responsible for COBRA continuation coverage with respect to qualifying events of Transferred Employees occurring after the Closing Date. Seller shall indemnify Buyer against and hold Buyer harmless from any and all damages or expenses (including attorneys' fees) which may be incurred by Buyer as a consequence of Seller's failure to fulfill its obligations under this Section 5.7(i). Buyer shall indemnify Seller against and hold Seller harmless from any and all damages or expenses (including attorneys' fees) which may be incurred by Seller as a consequence of Buyer's failure to fulfill its obligations under this Section 5.7(i).

          (j) The provisions in this Section 5.7 are solely between and for the benefit of Seller and Buyer and do not inure to the benefit of or confer rights upon any third party, including, without limitation, any employees of Seller or Buyer and their spouses and beneficiaries. Effective as of the Closing Date and thereafter, nothing in this Agreement shall be interpreted as restricting Buyer's ability to amend and/or terminate any of its employee benefit plans or policies.

          (k) None of the indemnifications pursuant to this Section 5.7 shall be subject to the limitations on indemnification set forth in Section 8.4 of this Agreement; however, all other provisions in Article 8 of this Agreement shall apply.

       Section 5.8. Brokers' Fees. Seller shall reimburse Buyer for any and all brokers' fees, finders' fees, agents' commissions, financial advisers' fees and other similar fees imposed on Buyer as a result of any actions of Seller in connection with the performance of this Agreement or the consummation of the transactions contemplated by this Agreement. Buyer shall reimburse Seller for any and all brokers' fees, finders' fees, agents' commissions, financial advisers' fees and other similar fees imposed on Seller as a result of any actions of Buyer in connection with the performance of the Agreement or the consummation of the transactions contemplated by this Agreement.

       Section 5.9. Delivery of Property Received After Closing. From and after the Closing, Seller shall promptly transfer to Buyer, from time to time, any cash or other property received by Seller that is associated with or relates to the Purchased Assets. From and after the Closing Date, Buyer shall promptly transfer to Seller, from time to time, any cash or other property received by Buyer that is associated with or relates to an asset retained by Seller after consummation of the transactions contemplated by this Agreement.

       Section 5.10. Transfer Taxes. Seller and Buyer shall pay equal portions of all federal and local sales, use and transfer taxes incurred in connection with the transfer to Buyer of the Purchased Assets under this Agreement, including, but not limited to, all transfer taxes, recording fees and title transfer fees incurred in connection with the transfer of the Intellectual Property under this Agreement; provided, that Buyer's portion of such payments shall not exceed an aggregate of $2,600. Buyer and Seller agree to cooperate in filing any returns required to be filed in connection with the taxes described in this Section 5.10.

       Section 5.11. Competition. For a period of ten (10) years after the Closing Date, Seller shall not, in any manner, directly or indirectly, on its behalf or as an agent of, on behalf of, or in conjunction with any other person, firm or corporation, or as a partner of any partnership, or as a shareholder of any corporation, own, manage, acquire, operate, control or participate in the ownership, management, operation or control of, or have any financial interest in, or disclose any customer lists, vendor lists, or other proprietary information (in each case pertaining to the Relay Business) to, any person, firm, business, corporation, or other organization that competes with Buyer in the aeronautical electrical switch business throughout the world (a "Competitor") or any affiliate of a Competitor. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Seller from acquiring not more than five percent (5%) of the outstanding shares of any equity security of a Competitor listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotation System. In addition, during the five-year period commencing on the Closing Date, Seller shall not induce any employee of Buyer who is working in the Relay Business to leave Buyer's (or any successor's or assign's) employment or directly or indirectly assist any other person or entity in requesting or inducing any such employee to leave Buyer. Buyer shall be entitled (without limitation of any other remedy) to specific performance and/or injunctive relief with respect to any breach or threatened breach of the foregoing covenants. If any court of competent jurisdiction shall at any time deem the foregoing time periods too lengthy or the scope of the covenants too broad, the restrictive time period shall be deemed to be the longest period permissible by law, and the scope shall be deemed to comprise the largest scope permissible by law under the circumstances. It is the intent of the parties to protect and preserve the business and goodwill acquired by Buyer and therefore the parties agree and direct that the time period and scope of the foregoing covenants shall be the maximum permissible duration and size.

       Section 5.12. Tangible Personal Property Taxes. Seller represents that it has filed or will file on or before the due date thereof all necessary Virginia tangible personal property tax returns and will pay its tangible personal property tax assessment for calendar year 1997. In addition to all other payments contemplated by this Agreement, Buyer shall pay to Seller by wire transfer at the

Closing $2,221.98, which amount constitutes Buyer's pro rata share of the tangible personal property tax liability of Seller allocable to the Relay Business for 1997.

       Section 5.13. Preservation of Records; Cooperation. From and after the Closing Date, all books, records and documents relating to the Relay Business acquired pursuant to this Agreement by Buyer shall be available during regular business hours for review and/or copying to the officers, attorneys, accountants and other authorized representatives of Seller as may be necessary in connection with its year-end accounting requirements, the preparation of tax returns and reports or documents to be filed with any regulatory agency or for any other reasonable purpose, provided that access to such books, records and documents shall not unreasonably interfere with the business operation of Buyer. Buyer will for a period of seven (7) years from and after the Closing Date maintain and preserve all such books, records and documents. After the end of such seven
(7) year period, Buyer may destroy and/or dispose of any such books, records and documents unless Seller shall give to Buyer written notice not more than ninety
(90) and not less than thirty (30) days before the end of such seven (7) year period of Seller's desire to preserve such books, records or documents. If Seller gives such notice to Buyer, Seller shall have reasonable access during Buyer's normal business hours to inspect such books, records or documents and may remove any such books, records or documents that it wishes to retain.
Seller shall remove any such books, records or documents within ninety (90) days of the date that such notice is mailed to Buyer. Buyer may dispose of any such books, records or documents not removed by Seller within such ninety (90) day period.

       Section 5.14. Post-Closing Consents. Seller shall provide to Buyer effective authorizations, consents and approvals by third parties to the assignment by Seller to Buyer of the Material Contracts within thirty (30) days following the Closing. Seller shall notify the parties to all contracts other than the Material Contracts and the parties to all open purchase orders of the assignment by Seller to Buyer of such contracts and purchase orders within thirty (30) days following the Closing. With respect to any Material Contract for which the Seller does not obtain effective authorizations, consents and approvals to the assignment thereof by Seller to Buyer within such thirty (30) day period, Seller will, by itself or otherwise as Buyer and Seller shall agree and as shall be permitted by law, take such steps as Seller and Buyer agree shall be necessary or proper in order that the rights and obligations of Seller under such contracts shall be preserved (provided Buyer assumes all such obligations) and to facilitate the collection of the moneys due and payable, and to become due and payable, to Seller in and under such contracts, and Seller shall hold the same for the benefit of and shall pay the same over promptly to Buyer.

       Section 5.15. Use of Source Control Documents. Buyer and its employees, agents and representatives shall use any source control documents (the "Documents") owned by customers of Seller and possessed by Seller at the time of the Closing solely for the manufacture of the items referenced in the Documents. Buyer shall not disclose any confidential or proprietary information contained in the Documents to third parties without the prior consent of the relevant customer; provided that information contained in the Documents shall not be deemed to be confidential or proprietary information subject to this Section
5.15 if such information: (a) was, at the time it was provided to Buyer, in Buyer's possession on a non-confidential basis; (b) is or becomes available or known to the general public through no act, omission or fault of Buyer or any party acting in concert with Buyer; or (c) was, subsequent to the time it was provided to Buyer, lawfully and independently received by Buyer from a third party, provided that it was not directly or indirectly derived from the customer or its affiliates and is not subject to a confidentiality agreement.

       Section 5.16. Purchase of Permit Equipment. Upon Buyer's receipt of a VADEQ Air Emissions Permit from the Virginia Department of Environmental Quality with respect to the Permit Equipment, Buyer shall purchase from Seller, and Seller shall sell to Buyer, the Permit Equipment for a purchase price equal to the net book value as of the Closing Date of such Permit Equipment or One Dollar ($1.00), whichever is greater.

       Section 5.17. Termination of Liens. Contemporaneously with the Closing, Seller shall file UCC Termination or Partial Release of Collateral Statements, as appropriate, with respect to the encumbrances listed in Schedule 2.8 (iii) of the Disclosure Schedule and shall deliver copies of such filed UCC statements to Buyer as soon as practicable following the Closing.


                                    ARTICLE 6
                                   ----------

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                  --------------------------------------------

     All obligations of Buyer under this Agreement are, except to the extent expressly waived in writing by Buyer, subject to the satisfaction by Seller at or before the Closing of all of the following conditions:

       Section 6.1. Representations, Warranties and Covenants True at Closing; Investigation. The representations, warranties and covenants of Seller contained in this Agreement and in any document to be delivered in connection with the consummation of the transactions contemplated by this Agreement, specifically including without limitation the Disclosure Schedule, shall be true and correct when made and shall be true and correct on the Closing Date as though those representations, warranties and covenants were made again on the Closing Date.

       Section 6.2. Performance. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller before or at the Closing.

       Section 6.3. Seller's Certificate. Buyer shall have received a certificate substantially in the form of attached Exhibit F, signed by Seller and dated as of the Closing Date, to the effect that all representations, warranties and covenants made in this Agreement by Seller are on the Closing Date true and correct in all respects and that Seller has performed in all respects the obligations, agreements and covenants undertaken by Seller in this Agreement to be performed on or before the Closing Date.

       Section 6.4. No Adverse Changes. Except as contemplated by this Agreement, there shall have been no material adverse change in the condition, business or operations, financial or otherwise, of the Purchased Assets or the Relay Business, in each case taken as a whole, from the date of this Agreement to the Closing Date.

       Section 6.5. Litigation. On the Closing Date, there shall not be any pending or threatened litigation in any court or any proceedings by or before any governmental commission, board, agency or other instrumentality with a view to seeking, or in which it is sought, to restrain or prohibit the consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement, and no investigation by any governmental or other agency shall be pending or threatened that might result in any such litigation or other proceeding.

       Section 6.6. Opinion of Counsel for Seller. Buyer shall have received from counsel for Seller a written opinion dated as of the Closing Date, substantially in the form of attached Exhibit G.

       Section 6.7. Necessary Consents; Notices. All authorizations, consents and approvals by federal, state, local and foreign regulatory bodies and officials that are necessary in the opinion of Buyer for the consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

       Section 6.8. License and Transition Service Agreement. Buyer and Seller shall have entered into a license and transition service agreement substantially in the form attached hereto as Exhibit H (the "License and Transition Service Agreement").

       Section 6.9. Proceedings Satisfactory. All proceedings taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received copies of all such documents (executed or certified, as may be appropriate) as Buyer and its counsel may reasonably request in connection with such transactions.

       Section 6.10. Labor Agreement. Buyer shall have entered into an agreement with United Electrical, Radio and Machine Workers of America (UE) Local 124.


                                    ARTICLE 7
                                   ----------

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                 ---------------------------------------------

     All obligations of Seller under this Agreement are, except to the extent expressly waived in writing by Seller, subject to the satisfaction by Buyer at or before the Closing of all of the following conditions:

       Section 7.1. Representations, Warranties and Covenants True at Closing. The representations, warranties and covenants of Buyer contained in this Agreement shall be true and correct when made and shall be true and correct on the Closing Date as though the representations, warranties and covenants were made again on the Closing Date.

       Section 7.2. Performance. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer before or at the Closing.

       Section 7.3. Certificate of Buyer. Seller shall have received a certificate substantially in the form of attached Exhibit I, signed by Buyer and dated as of the Closing Date, to the effect that all representations, warranties and covenants made in this Agreement by Buyer are on the Closing Date true and correct in all respects and that Buyer has performed in all respects the obligations, agreements and covenants undertaken by Buyer in this Agreement to be performed on or prior to the Closing Date.

       Section 7.4. Litigation. On the Closing Date, there shall not be any pending or threatened litigation in any court or any proceedings by or before any governmental commission, board, agency or other instrumentality with a view to seeking, or in which it is sought, to restrain or prohibit the consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement, and no investigation by any governmental or other agency shall be pending or threatened that might result in any such litigation or other proceeding.

       Section 7.5. Necessary Consents; Notices. All authorizations, consents and approvals by any third parties, including federal, state, local and foreign regulatory bodies and officials, that are necessary for the consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

       Section 7.6. License and Transition Service Agreement. Seller and Buyer shall have entered into the License and Transition Service Agreement.

       Section 7.7. Proceedings Satisfactory. All proceedings taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Seller and its counsel, and Seller and its counsel shall have received copies of all such documents (executed or certified, as may be appropriate) as Seller and its counsel may reasonably request in connection with such transactions.

                                   ARTICLE 8
                                  ----------

                                INDEMNIFICATION
                                ---------------

           Section 8.1. Indemnification by Seller. Subject to the limitations contained in this Article 8, Seller shall defend, indemnify and hold harmless Buyer (which for purposes of this Section 8.1 shall mean Buyer and its affiliates, and their respective employees, representatives, officers, directors and agents) against and in respect of:

          (a) Any and all liabilities or obligations of Seller of any nature, whether accrued, absolute, contingent or otherwise, arising out of or in any way related to Seller's ownership of the Purchased Assets or conduct of the Relay Business on or before the Closing Date, however imposed upon Buyer, (i) other than the Assumed Liabilities and (ii) excluding any liabilities or obligations for which Seller is entitled to seek indemnification from Buyer under this Article 8;

          (b) Any and all loss, cost, damage, liability, obligation, expense or deficiency suffered by Buyer as a result of facts, circumstances, or events constituting a misrepresentation, breach of warranty or nonfulfillment of any warranty, covenant, representation, undertaking, condition or agreement by Seller contained in this Agreement, the Disclosure Schedule, or any other document delivered to Buyer in connection with the consummation of the transactions contemplated by this Agreement, regardless of whether the misrepresentation, breach or omission was deliberate, reckless, negligent, innocent or unintentional;

          (c) Any and all loss, damage and expense resulting from Seller's noncompliance with any applicable bulk sales laws and provisions and from the assertion of claims (excluding Assumed Liabilities) against Buyer by creditors of Seller with respect to obligations of Seller; and

          (d) Any and all loss, cost, damage, liability, obligation or expense incurred with respect to any claims, actions, suits, proceedings or assessments arising out of matters described in subsections (a) through (c) above, or the settlement thereof, including without limitation legal fees.

       Section 8.2. Indemnification by Buyer. Subject to the limitations contained in this Article 8, Buyer shall defend, indemnify and hold harmless Seller (which for purposes of this Section 8.2 shall mean Seller and its affiliates, and their respective employees, representatives, officers, directors and agents) against and in respect of:

          (a) Any and all liabilities or obligations of Buyer of any nature, whether accrued, absolute, contingent or otherwise, arising out of or in any way relating to Buyer's ownership of the Purchase Assets or assumption of the Assumed Liabilities or conduct of the Relay

     Business after the Closing Date, but excluding any liabilities for which Buyer is entitled to seek indemnification from Seller under this Article 8;

          (b) Any and all loss, cost, damage, liability, obligation, expense or deficiency suffered by Seller as a result of facts, circumstances or events constituting a misrepresentation, breach of warranty or nonfulfillment of any warranty, covenant, representation, undertaking, condition or agreement by Buyer contained in this Agreement, or any other document delivered to Seller in connection with the consummation of the transactions contemplated by this Agreement, regardless of whether the misrepresentation, breach or omission was deliberate, reckless, negligent, innocent or unintentional; and

          (c) Any and all loss, cost, damage, liability, obligation or expense incurred with respect to any claims, actions, suits, proceedings or assessments arising out of matters described in subsections (a) and (b) above, or the settlement thereof, including without limitation legal fees.

       Section 8.3. Environmental Liabilities. For purposes hereof, an "Environmental Liability" shall mean any liability arising under or by reason of any applicable federal, state or local laws or regulations or common law relating to the protection of the environment or public health (collectively, "Environmental Law"). As between Seller and Buyer, Seller shall be liable for any Environmental Liability (a "Seller Environmental Liability") (a) related to conditions (whether known or unknown) existing at the Waynesboro Facility on or prior to the Closing Date, (b) related to the transportation or offsite disposal of Hazardous Materials generated by Seller, and (c) related to conditions occurring after the Closing Date to the extent such conditions result from Seller's operations or activities at the Waynesboro Facility after the Closing Date. As between Seller and Buyer, Buyer shall be liable for any Environmental Liability (a "Buyer Environmental Liability") related to any environmental releases or noncompliance with Environmental Law at the Waynesboro Facility after the Closing Date to the extent such conditions result solely from Buyer's operations or activities at the Waynesboro Facility after the Closing Date. Seller shall defend Buyer against, indemnify Buyer for, and hold Buyer harmless from all loss, cost, damage, and expense arising from any Seller Environmental Liability. Buyer shall defend Seller against, indemnify Seller for, and hold Seller harmless from all loss, cost, damage, and expense arising from any Buyer Environmental Liability.

       Section 8.4. Limitations on Indemnification.

          (a) Except as set forth in this Section 8.4(a), no Indemnified Party will be entitled to make a claim against an Indemnifying Party under
     Section 8.1 or 8.2 of this Agreement unless and until the aggregate amount of indemnifiable losses incurred under such Section, as the case may be, exceeds $60,000 (the "Deductible"), in which event the Indemnified Party will be entitled to make a claim against the Indemnifying Party only to the extent the amount of such indemnifiable losses exceeds such Deductible. Notwithstanding the immediately preceding sentence, the limitation in this
     Section 8.4(a) shall not apply to claims arising under Section 5.7 of this Agreement.

          (b) Except with respect to a Seller Environmental Liability, a Buyer Environmental Liability, or a liability arising under Section 5.7 of this Agreement, neither Indemnifying Party shall be liable for indemnification payments under this Article to the extent such aggregate indemnification payments by such Indemnifying Party exceed the Purchase Price.

          (c) Except with respect to a Seller Environmental Liability or a Buyer Environmental Liability, the representations and warranties of Seller and of Buyer contained in this Agreement shall survive the Closing until the expiration of three (3) years from the Closing Date. Any claim for indemnification with respect to breach of a representation or warranty which is not asserted by notice given as herein provided within such specified period of survival may not be pursued and is hereby irrevocably waived after such time.

       Section 8.5. Third Party Claims. The obligation of each party to indemnify the other party under the provisions of this Article with respect to claims resulting from the assertion of liability by those not parties to this Agreement (including governmental claims for penalties, fines and assessments) shall be subject to the following terms and conditions:

               (i) The party seeking indemnification hereunder (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") within 30 days following any assertion of liability by a third party which might give rise to a claim for indemnification, which notice shall state the nature and basis of the assertion and the amount thereof, in each case to the extent known; provided, however, that no delay on the part of the Indemnified Party in giving notice shall relieve the Indemnifying Party of any obligation to indemnify unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay.

               (ii) If any action, suit or proceeding (a "Legal Action") is brought against the Indemnified Party with respect to which the Indemnifying Party may have an obligation to indemnify the Indemnified Party, the Legal Action shall be defended by the Indemnifying Party, and such defense shall include all proceedings for appeal or review which counsel for the Indemnified Party shall reasonably deem appropriate.

               (iii) Notwithstanding the provisions of the previous subsection of this Section 8.5, until the Indemnifying Party shall have assumed the defense of any such Legal Action, the defense shall be handled by the Indemnified Party. Furthermore, (A) if the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to it that are different from or in addition to those available to the Indemnifying Party; (B) if the Indemnifying Party fails to provide the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party has sufficient financial resources to defend and fulfill its indemnification obligation with respect to the Legal Action;
                    (C) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; or (D) if a judgment against the Indemnified Party will, in the good faith opinion of the Indemnified Party, establish a custom or precedent which will be materially adverse to the best interests of its continuing business, the Indemnifying Party shall not be entitled to assume the defense of the Legal Action and the defense shall be handled by the Indemnified Party. If the defense of the Legal Action is handled by the Indemnified Party under the provisions of this subsection, the Indemnifying Party shall pay all legal and other expenses reasonably incurred by the Indemnified Party in conducting such defense.

               (iv) In any Legal Action initiated by a third party and defended by the Indemnifying Party (A) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, (B) the Indemnifying Party shall keep the Indemnified Party fully informed as to the status of such Legal Action at all stages thereof, whether or not the Indemnified Party is represented by its own counsel, (C) the Indemnifying Party shall make available to the Indemnified Party and its attorneys, accountants and other representatives, all books and records of the Indemnifying Party relating to such Legal Action, and (D) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of the Legal Action.

               (v) In any Legal Action initiated by a third party and defended by the Indemnifying Party, the Indemnifying Party shall not make settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business, or relief which the Indemnified Party reasonably believes could establish a custom or precedent which will be materially adverse to the best interests of its continuing business.

       Section 8.6. Claims by Indemnified Party. The Indemnified Party shall notify the Indemnifying Party with reasonable promptness after the discovery of any claim upon which the Indemnified Party will demand indemnification from the Indemnifying Party under this Agreement (other than with respect to third party claims which are addressed in Section 8.5 above). To the extent possible, the notice shall include an itemized accounting of the claim from the Indemnified

Party. With reasonable promptness after receipt of the notice, the Indemnifying Party shall either reimburse the Indemnified Party for the amount of the claim or notify the Indemnified Party of the Indemnifying Party's intent to dispute the claim.


                                    ARTICLE 9
                                   ----------

                                  TERMINATION
                                  -----------

       Section 9.1. Termination by Mutual Consent. At any time on or before the Closing Date, this Agreement may be terminated by the mutual written consent of Seller and Buyer without liability on the part of Seller or Buyer or their respective directors, officers or shareholders. If the Agreement is terminated pursuant to this Section, the Agreement shall become null and void and shall be without effect.

       Section 9.2. Termination Upon Default or Breach. If Seller or Buyer shall default in the observance or in the due and timely performance of any of the covenants contained in this Agreement, or if there shall have been a breach by Seller or Buyer of any of the representations, warranties or covenants set forth in this Agreement, the other party may terminate this Agreement without prejudice to its rights and remedies available under law.

       Section 9.3. Termination Based Upon Failure of Conditions. If any of the conditions of this Agreement to be complied with or performed by Seller or Buyer on or before the Closing Date shall not have been complied with or performed by that date and that noncompliance or nonperformance shall not have been waived in writing by the other party, the party to whom the benefit of that condition runs may terminate this Agreement without prejudice to its rights and remedies available under law, including that party's right to recover expenses and costs.

       Section 9.4. Final Expiration. This Agreement shall automatically expire if the Closing does not occur on or before December 1, 1997.


                                   ARTICLE 10
                                  -----------

                                    GENERAL
                                    -------

       Section 10.1. Risk of Loss. The risk of loss or destruction of, or damage to, the Purchased Assets shall be on Seller at all times before the Closing Date.

       Section 10.2. Survival of Representations and Warranties. All representations and warranties made by any party to this Agreement in Articles 2 and 3 above shall survive the Closing (and any investigation at any time made by or on behalf of any party before or after the Closing).

       Section 10.3. Binding Effect; Benefits; Assignment. All of the terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors and authorized assigns of Seller and Buyer. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement except as expressly indicated in this Agreement. Neither Buyer nor Seller shall assign any of its rights or obligations under this Agreement to any other person, firm or corporation without the prior written consent of the other.

       Section 10.4. Definition of "Ordinary and Usual Course". For purposes of this Agreement, an activity will be deemed to be in the "ordinary and usual course of business" or "ordinary and usual course" if the activity is performed:
(i) in accordance with the customary business practices and usages of trade prevailing in the industry or industries in which Seller operates the Relay Business; or (ii) in accordance with Seller's historical and customary practices with respect to the activity.

       Section 10.5. Public Disclosure. Unless otherwise required by law, neither Seller nor Buyer shall make any public disclosure of the existence or terms of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party may disclose the transactions contemplated by this Agreement to its attorneys, accountants and other professional advisers, to its institutional lenders, and to its management employees, to the extent that any of those persons or entities needs to know of the transactions in connection with his, her or its relationship with the disclosing party.

       Section 10.6. Notices. All notices, requests, demands and other communications to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed by certified or registered mail (postage prepaid), shipped and receipted by express courier service (charges prepaid), mailed first class (postage prepaid), or transmitted by telecopier or similar facsimile transmitter:

          (a)  If to Buyer:

               Communications Instruments, Inc.
               1396 Charlotte Highway
               Fairview, North Carolina  28730
               (facsimile:  (704) 628-1439)

               Attention:   Ramzi Dabbagh, President
               with a copy to:

               Parker, Poe, Adams & Bernstein L.L.P.
               First Union Capitol Center
               150 Fayetteville Street Mall, Suite 1400
               Raleigh, North Carolina  27602
               (facsimile:  (919) 834-4564)

               Attention:  John J. Butler, Esq.

          (b)  If to Seller:

               Genicom Corporation
               14800 Conference Center Drive, Suite 400
               Chantilly, VA  22021-3806
               (facsimile:  (703) 802-8618)

               Attention:   H. L. McIlroy, Vice President

               with a copy to:

               McGuire, Woods, Battle & Boothe LLP
               One James Center
               901 East Cary Street
               Richmond, VA  23219-4030
               (facsimile:  (804) 775-1061)

               Attention:  Ms. Jane Whitt Sellers, Esq.

Any party may change its address or telecopier number by prior written notice to the other party.

       Section 10.7. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and the counterparts shall together constitute one and the same instrument.

       Section 10.8. Expenses. Buyer and Seller shall pay their own respective expenses, costs and fees (including without limitation attorneys' and accountants' fees) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

       Section 10.9. Entire Agreement. This Agreement, the exhibits and schedules to this Agreement (including the Disclosure Schedule), and the agreements referred to in this Agreement set forth the entire agreement and understanding of Seller and Buyer in respect of the transactions contemplated by this Agreement and supersede all prior agreements, arrangements and understandings relating to the subject matter of this Agreement.

       Section 10.10. Amendment and Waiver. This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions of this Agreement may be waived only by a written instrument executed by Seller, Buyer or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time to require performance of any provision of this Agreement shall not affect the right of that party at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of the condition or of any breach of the term, covenant, representation or warranty or any other term, covenant, representation or warranty set forth in this Agreement.

       Section 10.11. Severability. Any provision, or clause thereof, of this Agreement that shall be found to be contrary to applicable law or otherwise unenforceable shall not affect the remaining terms of this Agreement, which shall be construed as if the unenforceable provision, or clause thereof, were absent from this Agreement.

       Section 10.12. Headings. The headings of the sections and subsections of this Agreement have been inserted for convenience of reference only and shall not restrict or otherwise modify any of the terms or provisions of this Agreement.

       Section 10.13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia as applicable to contracts made and to be performed in the Commonwealth of Virginia.

       Section 10.14. Bulk Sales Law. Subject to the provisions of Section 8.1(c), Buyer waives compliance by Seller with any Bulk Sales laws which may be applicable to the transactions contemplated by this Agreement.



                           [SIGNATURES ON NEXT PAGE]

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

     Signed as of the day and year first written above.

                              COMMUNICATIONS INSTRUMENTS, INC.,
                              a North Carolina corporation

                              By:  /s/ R. Dill
                                 ---------------------------------

                                   Its:   Chairman & CEO
                                       ---------------------------

                                                           "Buyer"



                              GENICOM CORPORATION,
                              a Delaware corporation

                              By:  /s/ Harold L. McFlory
                                 ---------------------------------
                                   Its:   Vice President
                                       ---------------------------

                                                          "Seller"

                                       39